UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2012

HD SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-159809	75-2007383
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification Number)

3100 Cumberland Boulevard Suite 1480, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 852-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

HD Supply, Inc. (the “Company”) announced the pricing of its previously announced offering of Senior Secured First Priority Notes due 2019 (the “First Priority Notes”) and Senior Secured Second Priority Notes due 2020 (the “Second Priority Notes” and together with the First Priority Notes, the “Notes”). The $950 million First Priority Notes will mature on April 15, 2019 and bear interest at a rate of 8 1/8% per annum. The $675 million Second Priority Notes will mature on April 15, 2020 and bear interest at a rate of 11% per annum. The closing of the offering of the Notes is expected to occur on or about April 12, 2012, subject to customary closing conditions.

The Company is also concurrently refinancing its ABL credit facility (the “Senior ABL Facility”) and senior secured term loan facility (the “Term Loan Facility”). The Senior ABL Facility will mature on April 12, 2017 and will provide for senior secured revolving loans and letters of credit of up to a maximum aggregate principal amount of $1,500 million (subject to availability under a borrowing base). The interest rates applicable to the loans under the Senior ABL Facility will be based on a pricing grid with, at the Company’s option, (i) a margin ranging from 1.75% to 2.25% for adjusted London inter-bank offered rate (“LIBOR”) loans or (ii) a margin ranging from 0.75% to 1.25% for alternative base rate loans. The Term Loan Facility will mature on October 12, 2017 and will provide for senior secured first lien term loans in an aggregate principal amount of $1,000 million. The interest rates applicable to the loans under the Term Loan Facility will be based on a fluctuating rate of interest measured by reference to either, at the Company’s option, (i) an adjusted LIBOR, plus a margin of 6.00%, or (ii) an alternate base rate, plus a margin of 5.00%.

In addition to refinancing its ABL credit facility and senior secured term loan facility, the Company intends to use $1,950 million of aggregate proceeds from the sale of the First Priority Notes and first lien term loan borrowings under the Term Loan Facility together with borrowings under the Senior ABL Facility, $675 million of proceeds from the sale of the Second Priority Notes and the incurrence of $757 million of new 14 7/8% Senior Notes due 2020 to refinance its 12.0% Senior Cash Pay Notes due 2014.

The Notes are being offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This report is for informational purposes only and is not an offer to sell or purchase or the solicitation of an offer to sell or purchase securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom such an offer, solicitation or sale would be unlawful. This report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this report is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this report. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our annual report on Form 10-K for the year ended January 29, 2012, filed on March 23, 2012 with the Securities & Exchange Commission (“SEC”), which can be found at the SEC’s website www.sec.gov, each of which is specifically incorporated into this report. Any forward-looking information presented herein is made only as of the date of this report, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2012	HD Supply, Inc.

	By:	/s/ Katherine A. Boelte
	Name:	Katherine A. Boelte
	Title:	Vice President and Treasurer